Exhibit 3.48

www.state.oh.us/sos e-mail: busserv@sos.state.oh.us	Prescribed by J. Kenneth Blackwell	Expedite this Form: (Select One)
	Ohio Secretary of State	☐ Yes	PO Box 1390
	Central Ohio: (614) 466-3910		Columbus, OH 43216
	Toll Free: 1-877-SOS-FILE (1-877-767-3453)	*** Requires an additional fee of $100 ***
		☐ No	PO Box 670
Columbus, OH 43216
INITIAL ARTICLES OF INCORPORATION
(For Domestic Profit or Non-Profit)
 Filing Fee $125.00
THE UNDERSIGNED HEREBY STATES THE FOLLOWING:
(CHECK ONLY ONE (1) BOX)

(1) ☑ Articles of Incorporation	(2) ☐ Articles of Incorporation	(3) ☐ Articles of Incorporation Professional
Profit	Non-Profit	(170-ARP)
(113-ARF)	(114-ARN)	Profession
ORC 1701	ORC 1702	ORC 1785

Complete the general information in this section for the box checked above.

FIRST: Name of Corporation GNC Card Services, Inc.

SECOND: Location	Columbus	FRANKLIN

	(City)	(County)

Effective Date (Optional)	(mm/dd/yyyy)	Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.

☐ Check here if additional provisions are attached

Complete the information in this section, if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:	Purpose for which corporation is formed
to centralize and manage liabilities related to gift certificates, gift cards, and merchandise credits, and all related customer services issues

Complete the information in this section if box (1) or (3) is checked.

FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or
preferred and their par value if any)	1,500	Common	No par value
	(No. of Shares)	(Type)	(Per Value)

(Refer to instructions if needed)

Completing the information in this section is optional

FIFTH: The following are the names and addresses of the individuals who are to serve as initial Directors.

Joseph Fortunato

(Name)

300 Sixth Avenue

(Street)	Note: P.O. Box Addresses are NOT acceptable.

Pittsburgh	PA	15222
(City)	(State)	(Zip Code)

Curtis Larrimer

(Name)

300 Sixth Avenue

(Street)	Note: P.O. Box Addresses are NOT acceptable.

Pittsburgh	PA	15222
(City)	(State)	(Zip Code)

(Name)

(Street)	Note: P.O. Box Addresses are NOT acceptable.

(City)	(Street)	(Zip Code)

REQUIRED
Must be authenticated
(signed) by an authorized	/s/ George W. Tuttle	12/27/06
representative
(See Instructions)	Authorized Representative	Date

George W. Tuttle

(print name)

	Authorized Representative	Date

(print name)

	Authorized Representative	Date

(print name)

532	Page 2 of 3	Last Revised: May 2002

Complete the information in this section if box (1) (2) or (3) is checked.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of	GNC Card Services, Inc.
hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

CSC—Lawyers Incorporating Service (Corporation Service Company)

(Name)

50 West Broad Street, Suite 1800

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

Columbus	, Ohio	43215
(City)		(Zip code)

Must be authenticated by an	/S/ George Tuttle		12/27/06
authorized representative
	Authorized Representative		Date

	Authorized Representative		Date

	Authorized Representative		Date

ACCEPTANCE OF APPOINTMENT

CSC—Lawyers Incorporating Service
The Undersigned,	(Corporation Service Company)		, named herein as the

Statutory agent for,	GNC Card Services Inc.
, hereby acknowledges and accepts the appointment of statutory agent for said entity.

	Signature:	/s/ Timothy J. O’Brien, Asst. V. P.
(Statutory Agent) Timothy J. O’Brien, Asst. V. P.